As filed with the Securities and Exchange Commission on July 7, 2020

Registration Statement No. 333-225326

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMV INC.
(Exact Name of Registrant as Specified In Its Charter)

Canada	2834	Not applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if Applicable))	(I.R.S. Employer Identification Number (if Applicable))

130 Eileen Stubbs Avenue, Suite 19

Dartmouth, Nova Scotia B3B 2C4, Canada

Telephone: (902) 492-1819

(Address and Telephone Number of Registrant’s Principal Executive Offices)

C T Corporation System

28 Liberty Street

New York, New York 10005

Telephone: (212) 894-8940

(Name, Address (Including Zip Code) and Telephone Number (Including Area Code)
of Agent For Service in the United States)

Copies to:

Philippe Leclerc McCarthy Tétrault LLP 500, Grande Allée Est, 9e étage Québec City, Québec G1R 2J7 Canada Telephone: (418) 521-3000	Pierre Labbé IMV Inc. 130 Eileen Stubbs Avenue, Suite 19 Dartmouth, Nova Scotia B3B 2C4 Canada Telephone: (902) 492-1819	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

Not applicable.

Province of Nova Scotia, Canada
(Principal Jurisdiction Regulating This Offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES

On May 31, 2018, IMV Inc. (the “Registrant”) filed a registration statement on Form F-10 (File No. 333-225326), as amended on June 5, 2018 (the “Registration Statement”), registering the sale by the Registrant from time to time of up to an aggregate Cdn$150,000,000 of common shares (no par value), preferred shares (no par value), subscription receipts, warrants and units.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dartmouth, Province of Nova Scotia, Canada, on the 7th day of July, 2020.

IMV INC.

By:	/s/ Pierre Labbé
Name:	Pierre Labbé
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on July 7, 2020.

Signature	Title

/s/ Frederic Ors	Chief Executive Officer & Director
Frederic Ors	(principal executive officer)

/s/ Pierre Labbé	Chief Financial Officer
Pierre Labbé	(principal financial and accounting officer)

/s/ Andrew Sheldon	Chairman
Andrew Sheldon

/s/ Julia P. Gregory	Director
Julia P. Gregory

*	Director
James Hall

/s/ Wayne Pisano	Director
Wayne Pisano

*	Director
Shermaine Tilley

/s/ Markus Warmuth	Director
Markus Warmuth

*By:	/s/ Pierre Labbé
Name:	Pierre Labbé
Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

 Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of IMV Inc. in the United States, on the 7th day of July, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director